SUB-ADMINISTRATION AGREEMENT


         This SUB-ADMINISTRATION AGREEMENT (the "Agreement") is made as of December 1, 1998 by and among THE BANK OF NEW YORK ("BNY"), NATIONSBANC ADVISORS, INC. ("NBAI") and NATIONS INSTITUTIONAL RESERVES ("Reserves").

         WHEREAS, Reserves is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, NBAI serves as the Co-Administrator for the investment portfolios of Reserves pursuant to a separate Co-Administration Agreement; and

         WHEREAS, NBAI desires to retain BNY to render certain sub-administrative services to Reserves and to NBAI, as Co-Administrator of Reserves, and BNY is willing to render such services.

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed among the parties hereto as follows:

         1.  Appointment and Duties as Sub-Administrator.

         (a) NBAI hereby appoints BNY to act as Sub-Administrator of Reserves and to render sub-administrative services for each portfolio of Reserves listed on Schedule I (individually, a "Fund" and collectively, the "Funds") and BNY hereby accepts such appointment and agrees to render the services and duties set forth in Schedule II as it may be amended from time to time, for the compensation and on the terms herein provided. Each new investment portfolio established in the future by Reserves or NBAI will become a "Fund" for all purposes hereunder when BNY receives a revised Schedule I from NBAI or Reserves that includes such new portfolio.

         (b) Subject to the other provisions of this Section 1, in performing all services under this Agreement, BNY shall (i) act in conformity with Reserves' Agreement and Declaration of Trust and Bylaws (the "Bylaws"), the 1940 Act and the rules thereunder, including but not limited to Rules 31a-1 to 31a-3, and other applicable laws and regulations, as the same may be amended from time to time, and Reserves' Registration Statement, as such Registration Statement may be amended from time to time; (ii) consult and coordinate with NBAI and Reserves, as necessary and appropriate; and (iii) advise and report to NBAI and Reserves, as necessary or appropriate, with respect to any compliance matters that come to its attention. In performing all services under this Agreement BNY shall meet the minimum quality of service standards set forth on Schedule III.

         (c) Reserves has furnished BNY and NBAI with copies properly certified or authenticated of each of the following: (i) Reserves' Agreement and Declaration of Trust or other organizational document and all amendments thereto (the "Declaration"); (ii) Reserves'

Bylaws; (iii) resolutions of Reserves' Board of Trustees or other governing body (the "Board") authorizing the execution, delivery and performance of this Agreement by Reserves; (iv) Reserves' most recent Post-Effective Amendment to its Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933, as amended, and under the 1940 Act (File Nos. 33-33144 and 811-6030), as filed with the Securities and Exchange Commission (the "SEC") relating to the Funds' shares (the "Shares"); (iv) the Funds' current Prospectus(es); (v) the Funds' current Statement(s) of Additional Information; and (vi) the pricing procedures applicable to the calculation of the Funds' net asset values as approved by Reserves' Board (the "Pricing Procedures"). It is solely Reserves' responsibility to furnish BNY from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, and BNY will not be held to have knowledge of any such amendments or supplements until the same are actually received by BNY. Furthermore, Reserves will provide BNY with any other documents that BNY and NBAI may reasonably request and will notify BNY and NBAI as soon as possible of any matter materially affecting either BNY's or NBAI's performance of its services under this Agreement.

         (d)(i) BNY undertakes to report on a regular basis to NBAI and Reserves regarding: (A) the readiness of its computer systems, or those used by it in the performance of its duties hereunder, properly to record, store, process, calculate or present calendar dates falling on and after, and time spans including, September 9, 1999, January 1, 2000 or February 29, 2000 (the "Subject Dates") as a result of the occurrence, or use of data containing any such Subject Dates; (B) the readiness of its computer systems or those used by it in the performance of its duties hereunder, to calculate any information dependent on or relating to dates on or after the Subject Dates; and (C) its ability to perform the administration and fund accounting services set forth in Schedule II (the "Services") in accordance with any applicable performance standards set forth in Schedule III (the "Standards") with respect to the maintenance of records or processing of data containing dates falling on or after the Subject Dates, provided that, with respect to computers used but not owned by BNY and third-party computer systems other than InvestOne, BNY's responsibility shall be limited to seeking similar reports from such owners or third parties and promptly forwarding such reports to NBAI. Without limiting the foregoing, BNY undertakes to notify NBAI and Reserves, in writing, of any concerns believed by BNY to be material regarding the events described in this paragraph, provided that, with respect to computers owned by others and third-party computer systems other than InvestOne, BNY's responsibility shall be limited to seeking similar notice from such owners or third parties and promptly forwarding such notifications to NBAI.

         (ii) NBAI or Reserves shall have the right to terminate this Agreement if there is a "material failure" by BNY to perform any of the Services in accordance with the Standards due to a failure by computers owned or used by BNY in performing its duties hereunder to properly process the occurrence of the Subject Dates or data containing the Subject Dates. As used in this Section 1(d), the term "material failure" shall be limited to a failure to provide any of the Services in accordance with the Standards, provided that no such failure shall be deemed a "material failure" if such failure occurs at or about the time other major financial institutions similar to BNY providing similar services in a similar volume to investment companies similar to Reserves are experiencing similar failures, and, provided further, that no failure by BNY shall



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

be or be deemed a "material failure" if BNY substantially provides the Services under a contingency plan, it being agreed that, to the extent that the parties mutually agree, the time frames and deadlines set forth in Schedule III of this Agreement and elsewhere shall not be considered in determining whether BNY is substantially providing the Services in accordance with the Standards. NBAI and Reserves agree to act reasonably and in good faith in considering any request by BNY to extend time frames and deadlines.

         (iii) In the event there is a "material failure" by BNY to provide the Services and such "material failure" is not cured by BNY within 10 days after such material failure arises, NBAI or Reserves shall have the right to terminate this Agreement upon the giving of 60 days written notice to BNY. BNY shall, notwithstanding any other provision contained in this Agreement, have no liability to Reserves or NBAI under this Agreement if such "material failure" initially arose out of or was caused by a failure of a computer used but not owned by BNY or owned by a third party (other than InvestOne) to properly process the Subject Dates or data containing the Subject Dates, and BNY shall be entitled to any compensation and reimbursement for out-of-pocket expense as may then be due and payable, as well as agreed-upon out-of-pocket expenses incurred in connection with such a termination. If such a termination is the result of a "material failure" initially arising out of, or caused by a failure of computers owned by BNY or a failure by InvestOne, then, first, BNY's liability hereunder for such failure shall, notwithstanding any other provision contained in this Agreement to the contrary, be limited to the lesser of (x) the fees paid to a successor service provider during the six months next succeeding the date of termination to the extent such fees exceed the fees that would have been paid to BNY hereunder, and (y) $1,000,000; and second, BNY shall not be entitled to out-of-pocket expenses incurred in connection with such a termination.

         (iv) In the event of conflict between this Section 1(d) and any other provision contained in this Agreement, this Section 1(d) shall control.

         (v) NBAI and Reserves each agree to hold all of the provisions of this
Section 1(d) in strict confidence and not to disclose, nor permit disclosure of, such provisions.

         (e) Subject to the direction and approval of Reserves' Board and appropriate officers and the provisions of this Agreement, BNY shall provide to each Fund the administrative services set forth on Schedule II attached hereto. In performing such services hereunder, BNY shall provide, at its expense, office space, facilities, equipment and personnel. BNY shall not provide any services relating to the management, investment advisory or sub-advisory functions of any Fund, distribution of shares of any Fund, maintenance of any Fund's financial records (except as otherwise agreed by the parties) or any services normally performed by the Funds' counsel or independent accountants. Upon receipt of Reserves' prior written consent, BNY may delegate any of its duties and obligations hereunder to any delegee or agent whenever and on such terms and conditions as it deems necessary or appropriate. Unless expressly agreed in writing, BNY shall not be relieved of liability or responsibility for the performance of any duties or obligations delegated to a delegee or agent, provided that BNY shall have no liability for duties or obligations that are delegated to a delegee or agent at the instruction of Reserves or NBAI. Reserves and NBAI shall cause their respective officers, and shall use reasonable efforts to cause Reserves' or NBAI's legal counsel, independent accountants, and transfer agent to cooperate with BNY and to provide BNY, upon BNY's reasonable written request, such information, documents and advice relating to such Fund as is within the possession or knowledge of such persons, in order to enable BNY to perform its duties hereunder. Such cooperation or provision of information, documents or advice shall be at no cost to BNY, provided BNY's request is reasonable and NBAI shall have been notified of the request. In connection with its duties hereunder, BNY shall be entitled to reasonably rely upon any documents relating to a Fund provided to BNY by any of the aforementioned persons. BNY may apply to Reserves or NBAI for written instructions with respect to any matter arising in connection with BNY's performance hereunder. If, after a reasonable period of time, BNY receives no response to any such application, BNY may then notify Reserves or NBAI of reasonable action that BNY shall take if written instructions are not received within a stated period of time after such notice, and then BNY shall not be liable for taking such reasonable action as if written instructions had been provided. BNY is entitled to reasonably rely and act in accordance with written instructions believed to have been given by authorized persons and shall incur no costs for such reasonable reliance. BNY shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement and Schedule II hereto, and no covenant or obligation shall be implied against BNY in connection with this Agreement.

         (f) Reserves and NBAI, for itself and not for the others, hereby represents and warrants to BNY, which representations and warranties shall be deemed to be continuing, that: (i) it is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder; (ii) this Agreement has been duly authorized, executed and delivered by it in accordance with all requisite action and constitutes a valid and legally binding obligation, enforceable in accordance with its terms;
(iii) it is conducting its business substantially in compliance with all applicable laws and regulations, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted; (iv) there is no statute, regulation, rule, order or judgment binding on it and no provision of its Declaration or Bylaws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property which would prohibit its execution or performance of this Agreement; and (v) Reserves and NBAI will use reasonable efforts to promptly notify BNY of any errors or omissions contained in any reports, calculations, valuations and other items of information, provided that any failure by Reserves or NBAI to detect any such errors or omissions shall not relieve BNY of any resulting liability therefrom. To the extent that NBAI has actual knowledge of any such error or omission and fails to use reasonable efforts to promptly notify BNY, BNY shall be relieved of any liability that BNY may have mitigated had NBAI provided notice of such error or omission to BNY.

         (g) BNY hereby represents and warrants to Reserves and NBAI, which representations and warranties shall be deemed to be continuing, that: (i) it is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder; (ii) this Agreement has been duly authorized, executed and delivered by it in



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

accordance with all requisite action and constitutes a valid and legally binding obligation, enforceable in accordance with its terms; and (iii) it is conducting its business substantially in compliance with all applicable laws and regulations, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted; there is no statute, regulation, rule, order or judgment binding on it and no provision of its Declaration or Bylaws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property which would prohibit its execution or performance of this Agreement.

         2. Compensation. For the services to be rendered, the facilities to be furnished and the compensation and other expenses to be borne by BNY, as provided for in this Agreement, BNY shall be entitled to receive a monthly fee from NBAI and reimbursement for out-of-pocket expenses as set forth in Schedule IV to this Agreement. It is understood that NBAI shall be responsible for BNY's monthly fee for its services hereunder, and BNY agrees that it shall have no claim against Reserves or the Funds with respect to compensation under this Agreement.

         3. Recordkeeping. BNY shall, as agent for Reserves, and subject to the direction and approval of the Reserves' Board and the provisions of this Agreement, maintain and keep current the books, accounts and other documents, if any, pursuant to the services and duties provided by BNY as set forth in
Schedule II of this Agreement, and preserve any such books, accounts and other documents in accordance with the applicable provisions of Rule 31a-2 of the 1940 Act. Such books, accounts and other documents shall be made available upon reasonable request for inspection by officers, employees and auditors of Reserves and NBAI during BNY's normal business hours. All records maintained and preserved by BNY pursuant to this Agreement which Reserves is required to maintain and preserve in accordance with Rule 31a-2 of the 1940 Act shall be and remain the property of Reserves and shall be surrendered to Reserves promptly upon request in the form in which such records have been maintained and preserved. Upon reasonable request of Reserves, BNY shall provide in data files or hard copy, whichever Reserves shall reasonably elect, any records included in any such delivery which are maintained by BNY on a computer disc, or are similarly maintained, and Reserves shall reimburse BNY for its expenses of providing such hard copy.

         4.  Standard of Care; Indemnification.

         (a) BNY shall at all times act in good faith and agrees to use its best efforts to fulfill its obligations under this Agreement, but assumes no responsibility for loss or damage to Reserves unless such loss or damages is caused by BNY's own negligence, bad faith or willful misconduct or that of its directors, officers or employees. BNY shall be responsible hereunder for all direct damages resulting from its own negligence, bad faith or willful misconduct, provided however that it shall not be responsible for lost profits or lost business arising under or in connection with this Agreement. It is understood and agreed that for purposes of this Section 4(a), "direct damages" shall include, but shall not be limited to, all legal costs, penalties, reimbursement for excess distribution and redemption payments, repurchasing costs for servicing agents and reimbursement to the Funds for net asset value breaks (as calculated under the Pricing Procedures).



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

         (b) Reserves, on behalf of each Fund, will indemnify BNY against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses of a defense against any claim, demand, action or suit), relating to the particular Fund and arising from any one or more of the following: (i) errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to BNY by any person described in Section 1 hereof or by any third party described in Section 5; (ii) action or inaction taken or omitted to be taken by BNY pursuant to written or oral instructions described in this Agreement (or otherwise without bad faith, negligence or willful misconduct);
(iii) any action taken or omitted to be taken by BNY in good faith in accordance with the advice or opinion of counsel for a Fund, Reserves, NBAI (obtained in accordance with the procedures set forth in this Agreement) or its own counsel;
(iv) any improper use by the Fund, Reserves, NBAI or their respective agents, of any valuations or computations supplied by BNY pursuant to this Agreement; (v) the method of valuation of the securities and the method of computing a Fund's net asset value or any other amount computed by BNY hereunder, provided BNY has followed the Pricing Procedures; and (vi) any valuation of securities, net asset value or other amount provided by a Fund or NBAI. BNY will not confess any claim or settle or make any compromise in any instance in which Reserves will be asked to provide indemnification, except with Reserves' prior written consent. Any amounts payable by Reserves under this Section 4(b) shall be satisfied only against the assets of the Fund involved in the claim, demand, action or suit and not against the assets of any other investment portfolio of Reserves.

         5.  Fund Accounting Services.

         (a) BNY, in performing the services required of it under the terms of this Agreement, shall be entitled to rely fully on the accuracy and validity of any and all instructions, explanations, information, specifications and documentation furnished to it by a Fund and shall have no duty or obligation to review the accuracy, validity or propriety of such instructions, explanations, information, specifications or documentation, including, without limitation, evaluations of securities; the amounts or formula for calculating the amounts and times of accrual of Fund's liabilities and expenses; the amounts receivable and the amounts payable on the sale or purchase of securities; and amounts receivable or amounts payable for the sale or redemption of Fund shares effected by or on behalf of the Fund. In the event BNY's computations hereunder rely, in whole or in part, upon information, including, without limitation, bid, offer or market values of securities or other assets, or accruals of interest or earnings thereon, from a pricing or similar service utilized, or subscribed to, by BNY which BNY in its judgment deems reliable, or any other third party pricing source designated by Reserves, BNY shall not be responsible for, under any duty to inquire into, or deemed to make any assurances with respect to, the accuracy or completeness of such information. BNY shall not be required to inquire into any valuation of securities or other assets by the Fund or any third party described in this Section, even though BNY in performing services similar to the services provided pursuant to this Agreement for others may receive different valuations of the same or different securities of the same issuers.

         (b) Subject to the provisions of this Agreement and the direction and approval of Reserves' Board, BNY shall perform the computations described in
Schedule II at such times



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

and dates and in the manner specified or described in the then-current Prospectus(es) of a Fund. To the extent valuation of securities or a computation specified or described in a Fund's Pricing Procedures or then-current effective Prospectus is at any time inconsistent with any applicable laws or regulations, Reserves or NBAI shall immediately so notify BNY in writing and thereafter shall furnish BNY at all appropriate times with the values of such securities and such Fund's net asset value or other amounts otherwise to be calculated by BNY, or, subject to the prior approval of BNY, instruct BNY in writing to value securities and make such computations in a manner which Reserves or NBAI then represents in writing to be consistent with all applicable laws and regulations. Reserves or NBAI may also from time to time, subject to the prior approval of BNY, instruct BNY in writing to make computations other than as specified in this Section of this Agreement. By giving such instruction, Reserves or NBAI shall be deemed to have represented that such instruction is consistent with all applicable laws and regulations and the then-current effective Prospectus of the particular Fund. Reserves or NBAI shall have sole responsibility for determining the method of valuation of securities and the method of computations, and all computations, valuation of securities and the method of computing each Fund's net asset value shall be subject to approval by Reserves and NBAI. BNY shall not be liable for relying on any price provided by any pricing service believed by BNY to be reliable, and Reserves or NBAI shall furnish values when the same are not available from a pricing service utilized by BNY, with such furnishing to constitute an instruction to BNY to rely on the provided values.

         (c) BNY shall be responsible for determining and properly reflecting in the computations made by it made by it under this Agreement: (i) the taxable nature of any distribution or amount received or deemed received by, or payable to, a Fund; (ii) the taxable nature or effect on a Fund or its shareholders of any corporate actions, class actions, tax reclaims, tax refunds, or similar events; (iii) the taxable nature or taxable amount of any distribution or dividend paid, payable or deemed paid, by a Fund to its shareholders; (iv) the effect under any federal, state, or foreign income tax laws of a Fund making or not making any distribution or dividend payment, or any election with respect thereto; or (v) any tax accounting; provided, however, that if BNY is not certain of the taxable nature, amount or effect of any such item, it may seek instructions regarding the proper treatment of such item from Reserves or NBAI in accordance with the procedures set forth in Section 1(e), above, and shall have no liability for acting in reliance on such instructions.

         6.  Termination of Agreement.

         (a) This Agreement shall become effective as of the date first set forth above and shall remain in full force and effect unless terminated pursuant to the provisions of Section 6(b).

         (b) This Agreement may be terminated at any time without payment of any penalty, upon 60 days' written notice to BNY by NBAI or by vote of the Board of Reserves; or upon 180 days' written notice to NBAI and Reserves by BNY. Upon any such termination, BNY will cooperate with and assist Reserves, NBAI, their agents and any successor administrator(s) or sub-administrator(s) in the substitution/conversion process. In connection with any termination of this Agreement, unless BNY is in breach of this Agreement, the Funds and NBAI agree to pay

BNY any compensation and reimbursement for out-of-pocket expenses as may then be due and payable, as well as agreed-upon out-of-pocket expenses incurred in connection with a termination. If BNY is in breach of this Agreement, the Funds and NBAI may offset any compensation or reimbursement amounts owed to BNY by the amount of damages, costs and expenses incurred as a result of BNY's breach, including costs, expenses and reasonable incremental fees for a period not to exceed one year incurred in connection with a conversion by Reserves and NBAI to a successor service provider. In the event of a dispute as to the amount of such damages, the Funds and NBAI agree to escrow the set-off amount.

        (c) Sections 4 and 8 shall survive this Agreement's termination.

         7. Amendments. Except as expressly provided in the first paragraph of
Section 1, no provision of this Agreement may be amended or modified orally, but only by an instrument in writing signed by the party against which enforcement of the amendment or modification is sought.

         8. Confidentiality. All books, records, information and data pertaining to the business of Reserves, or its prior, present or potential shareholders that are exchanged or received in connection with the performance of BNY's duties under this Agreement shall remain confidential and shall not be disclosed to any other person, except as specifically authorized by Reserves or as may be required by law, and shall not be used for any purpose other than performance of its responsibilities and duties hereunder, and except that BNY retains the right to disclose matters subject to confidentiality to its examiners, regulators, internal or external auditors, its accountants, its internal and external counsel, and to any other entity whenever it is advised by its internal or external counsel that it is reasonably likely that BNY would be liable for a failure to do so. BNY will endeavor to provide written notice to Reserves and NBAI at least five business days prior to any disclosures pursuant to this
Section 8, but, provided it shall have provided as much notice as is reasonably practicable under the circumstances, BNY shall have no liability for any failure to do so.

         9. Service to Other Companies. Reserves and NBAI acknowledge that BNY now provides, will continue to provide and may in the future provide administrative or other services to other investment companies or series of investment companies, and Reserves and NBAI have no objection to BNY so doing. Reserves and NBAI further acknowledge that the persons employed by BNY to assist in the performance of BNY's duties under this Agreement may not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of BNY or any affiliate of BNY to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

         10. Conversion Schedule. If Reserves and NBAI, in the exercise of their reasonable judgment, cannot meet the conversion schedule set forth in Schedule VI as a result of BNY's inability to provide, or to confirm that it is capable of providing, the services described in Schedule II or to meet the quality of service standards set forth in Schedule III with respect to one or more Funds in accordance with the conversion schedule attached as Schedule VI, then BNY shall be obligated to pay any resulting incremental costs incurred by Reserves or NBAI,



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

including any incremental fees payable to First Data Investors Services Group by Reserves or NBAI.

         11. Miscellaneous.

         (a) This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof. Each Fund, Reserves and NBAI hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. To the extent that in any such jurisdiction any of the aforementioned persons may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, each irrevocably agrees not to claim, and it hereby waives, such immunity.

         (b) In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

         (c) Each and every right granted to BNY, Reserves or NBAI hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of BNY, Reserves or NBAI to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by BNY, Reserves or NBAI of any right preclude any other or future exercise thereof or the exercise of any other right.

         (d) BNY shall not be responsible for delays or errors that occur by reason of circumstances beyond its reasonable control in the performance of its duties under this Agreement, provided that reasonable back-up and disaster recovery systems are in place, including, without limitation, labor difficulties, mechanical breakdowns, computer breakdowns or malfunctions (hardware or software), flood or catastrophe, acts of God, failures of transportation, communication or power supply, or other similar circumstances. Nor shall BNY be responsible for delays or failures to supply the information or services specified in this Agreement where such delays or failures are caused by the failure of any person(s) other than BNY to supply any instructions, explanations, information, specifications or documentation deemed necessary by BNY in the performance of its duties under this Agreement.

         (e) Any notice or other instrument authorized or required by this Agreement to be given in writing to Reserves, BNY and/or NBAI shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                  To Reserves:

                  Nations Institutional Reserves
                  111 Center Street
                  Little Rock, Arkansas  72201
                  Attention:  Richard H. Blank, Jr.

                  To NBAI:

                  NationsBanc Advisors, Inc.
                  One Bank of America Plaza
                  101 South Tryon Street, NC1-002-33-31
                  Charlotte, NC  28255-0001
                  Attention:  Edward D. Bedard

                  To BNY:

                  The Bank of New York
                  90 Washington Street
                  22nd Floor
                  New York, NY  10286
                  Attention:  Stephen E. Grunston

         (f) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by BNY, nor may BNY delegate responsibility for the performance of any of its duties hereunder, without the written consent of the other parties hereto.

         (g) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

         (h) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         (i) This Agreement constitutes the entire agreement between the parties hereto with respect to the provision by BNY of sub-administrative services and the receipt of fees therefor, and supersedes all prior arrangements or understandings, written or oral, with respect to the provision by BNY of such services and the receipt of fees therefor.


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

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.

                                                     THE BANK OF NEW YORK


                                                 By:  /s/ Stephen E. Grunston
                                                      --------------------------
                                                      Stephen E. Grunston
                                                      Vice President


                                                 NATIONSBANC ADVISORS, INC.


                                                 By:  /s/ Edward D. Bedard
                                                      --------------------------
                                                      Edward D. Bedard
                                                      Senior Vice President and
                                                      Chief Operating Officer


                                                 NATIONS INSTITUTIONAL RESERVES

                                                 By:  /s/ James E. Banks, Jr.
                                                      --------------------------
                                                      James E. Banks, Jr.
                                                      Assistant Secretary

                                   SCHEDULE I


1.       Nations Cash Reserves
2.       Nations Treasury Reserves
3.       Nations Municipal Reserves
4.       Nations Government Reserves
5.       Nations Money Market Reserves
6.       Nations California Tax Exempt Reserves
7.       Nations California Municipal Bond Fund
8.       Nations Asset Allocation Fund
9.       Nations Convertible Securities Fund
10.      Nations Intermediate Bond Fund
11.      Nations Blue Chip Fund
12.      Nations Emerging Markets Fund
13.      Nations International Value Fund
14.      Nations International Equity Fund
15.      Nations Marsico Focused Equities Fund
16.      Nations Marsico Growth & Income Fund

Last Amended:  March 15, 2000

         IN WITNESS WHEREOF, the parties hereto have caused this amended
Schedule I to be executed by their duly authorized officers as of the 15th day of March, 2000.

                                                 THE BANK OF NEW YORK


                                                 By:  /s/ Stephen E. Grunston
                                                      --------------------------
                                                      Stephen E. Grunston
                                                      Vice President


                                                  BANC OF AMERICA ADVISORS, INC.
                                                  Formerly, NationsBanc
                                                  Advisors, Inc.)


                                                 By:  /s/ Robert H. Gordon
                                                      --------------------------
                                                      Robert H. Gordon
                                                      President


                                                 NATIONS RESERVES


                                                 By:  /s/ James E. Banks, Jr.
                                                      --------------------------
                                                      James E. Banks, Jr.
                                                      Assistant Secretary

                                   SCHEDULE II

                          FUND ADMINISTRATION SERVICES

         BNY shall perform the following sub-administrative services, in addition to any other services agreed to from time to time:

o Monitor and document compliance by the Funds with their policies and restrictions as delineated in their Prospectuses and Statements of Additional Information, including any supplements or amendments thereto, and with the rules and regulations under the 1940 Act utilizing Charles River Development's compliance monitoring system or by such other means as the parties may agree. NBAI shall be responsible for communicating such policies and restrictions, including any changes thereto, to BNY by such means as the parties agree.

o Provide income attribution summary schedules necessary for year-end tax reporting, including the attached examples. Provide a gross up for foreign taxes on a per share basis and the redesignation of income and capital gains on a per share basis.

o Prepare federal, state, excise and local income tax returns for the Funds and file such returns upon the approval of the Funds' independent accountants; monitor, report on and prepare periodic worksheet and tax provision packages with respect to Sub-Chapter M qualifications; prepare and file all Form 1099s with respect to the Funds' Trustees; monitor compliance with Section 4982 of the Internal Revenue Code; calculate and maintain records pertaining to original issue discount and premium amortization as required; identify wash sales and all other book/tax differences, and report results to the Funds' independent accountants and Funds management; and such other duties relating to federal and/or state tax compliance as the parties may agree. BNY shall be responsible for providing all pertinent tax information to the Funds' independent accountants.

o    Prepare Return of Capital Statement of Position 93-2 adjustments.

o Support NBAI in its preparation of the schedules and provide NBAI unaudited quarterly and semi-annual and audited annual financial statements and schedules of Fund investments by providing, without limitation, each Funds' schedule of investments and general ledger in electronic format and/or hard copy, as required, and such other information as may be necessary to complete such financial reports.

o Prepare statistical reports for outside information services (referenced in Schedule V), and such other information services as the parties may agree, including the ICI expense survey.

o Prepare calculations for capital gains pursuant to IRS rules in conjunction with NBAI and the Funds' independent accountants.

o Attend Fund shareholder and Board of Trustees meetings as requested by NBAI, including making such presentations as are appropriate, and, with respect to the Fund administration services described herein, provide such periodic and special reports to Reserves and NBAI as Reserves and NBAI shall reasonably request.

                            FUND ACCOUNTING SERVICES

         BNY shall provide all accounting and recordkeeping services necessary and appropriate for the business of the Funds, including but not limited to those set forth below.

                     Required Records; Ledgers and Journals

         BNY shall keep current the following accounts and records relating to the business of the Funds, in such form as is required by the 1940 Act and the rules thereunder, and generally accepted accounting principles, to support all filings under applicable federal and state tax laws and regulations and as may be mutually agreed to among Reserves, NBAI and BNY, and shall make available to NBAI and/or Reserves upon request:

 1. Cash Receipts Journal
 2. Cash Disbursements Journal
 3. Dividends Paid and Payable Schedule (book vs. tax basis)
 4. Purchase and Sales Journals - Portfolio Securities
 5. Realized/Unrealized Gain (Loss) Reports
 6. Subscription and Redemption Journals
 7. Security Ledgers - Transaction Report and Tax Lot Holdings Report
 8. Broker Ledger - Commission Report
 9. Daily Expense Accruals
10. Daily Interest Accruals
11. Daily Trial Balance
12. Portfolio Interest Receivable and Income Journal
13. Portfolio Dividend Receivable and Income Register
14. Listing of Portfolio Holdings - showing cost, market value and percentage of portfolio comprised of each security
15. Aged Receivables (dividends, interest, tax reclaiming)
16. Portfolio Turnover Rate
17. Cash reconciliations
18. Position reconciliations

         BNY will be responsible for maintaining, in accordance with Section 31 and the rules thereunder of the 1940 Act, all books and records so required and generated in the course of performing their duties under this agreement. Further, at a minimum, BNY shall maintain on-site the above referenced reports as of each month end for the most recent fiscal year-ended and the current fiscal year.

                            Daily Accounting Services

         BNY shall perform the following services on each Business Day:

1. Calculate Net Asset Value (NAV), and Public Offering Price (POP) Per Share Pursuant to SEC formulas:

   o Update the valuation of security positions held by each Fund's portfolio in accordance with the Fund's Pricing Procedures and any other appropriate procedures established by the Board and NBAI as NBAI shall provide BNY in writing
   o When instructed by NBAI, enter manual prices supplied by broker and link to pricing procedures
   o Calculate each Fund's NAV/POP in accordance with the applicable Pricing Procedures approved by Reserves' Board of Trustees and prepare NAV proof sheet. Review components of change in NAV for reasonableness based on the tolerance levels as NBAI shall direct BNY in writing
   o Review variance reporting for price changes in individual securities using variance levels established by Fund and report to Fund portfolio managers and to NBAI
   o Review for ex-dividend items indicated by pricing sources; trace to general ledger for agreement
   o Communicate required pricing and yield information (NAV/POP), as appropriate, to NBAI, the Funds' Transfer Agent and Sub-Transfer Agent and, electronically, to NASDAQ and to such other third parties as designated by the Funds with respect to its various distribution channels. In addition, provide Fund share activity to NBAI.

2. Dividend Rates/Yields/Dollar Weighted Average Maturity:

   o Calculate, subject to the approval of NBAI, net investment income available for distribution daily as appropriate
   o  Calculate daily dividend rate, and 1, 7, 30-day yields/SEC yields
   o  Calculate dollar weighted average maturity

3. Determine and Report Cash Availability:

   o  Receive daily cash and transaction statements from the Funds' Custodian
   o Complete daily bank cash reconciliations (including documentation of any reconciling items) and notify the Funds' Custodian
   o  Report investable cash to NBAI and Fund sub-advisers

4. Daily Expense Accruals:

   o Accrue individual expenses on a daily basis based on Instructions provided by NBAI, except for those instances where such an adjustment would cause a full penny break in NAV, in which case such adjustment will be included in the calculation of NAV on the day received
   o If applicable, accrue daily amortization of organization expense as instructed by NBAI

   o  If applicable, accrue daily Rule 12b-1 Plan expenses
   o Adjust expense accruals as instructed by NBAI and provide reports as requested by NBAI

5. Verify and Record All Daily Income Accruals for Debt Issues:

   o  Track income and provide year end tax schedules
   o  Review and verify all interest and amortization reports
   o  Periodic tie-out of receivables
   o Ensure security masters denote proper interest and amortization methods as per the fund set up sheets as instructed by NBAI

6. Monitor Securities:

   o Review each funds portfolio holding and current days security trades for dividend activity
   o Interface with Funds' Custodian for timely collection and postings of corporate actions, dividends and interest pre-payments

7. Enter All Security Trades:

   o  Review verification of trade and interest calculations
   o  Verify settlement through custodian statements
   o  Maintain security ledger transaction reporting
   o  Maintain tax lot holdings
   o  Determine realized gains or losses on security trades
   o  Provide broker commission information

8. Enter All Fund Share Transactions:

   o Periodically reconcile dividend payable amounts with the Funds' Transfer Agent
   o  Process activity identified on transfer agent reports
   o  Verify settlement through custodian statements
   o  Reconcile to transfer agency report balances
   o  Process and track capital stock gain/loss activity

9. Prepare Daily Trial Balance:

   o  Post manual entries to general ledger
   o  Post custodian bank activity
   o Require automated settled transactions between custody and activity records (prepare, clear and post)
   o  Post shareholder and security transactions
   o  Post and verify income and expense accruals and resolve differences
   o  Prepare general ledger
   o  Post corporate action activity

10. Review and Reconcile Custodian Statements:


    o Verify all posted interest, dividends, expenses, and shareholder and security payments/receipts, etc. when requested
    o  Post all cash settlement activity to trial balance
    o  Reconcile to ending cash balance accounts
    o Report to NBAI the status of past due items and failed trades with the custodian
    o Reconcile cash exception Income items, tax reclaims and past due income items with custody area

11. Preparation of Accounting Reports:

    o  Price Variance Report
    o  Trial Balance
    o  Portfolio Valuation
    o  NAV Calculation Report
    o  Cash Availability
    o  Change in NAV
    o  Non-standard entries
    o  Stale Price Report
    o  Other such reports as may be reasonably be requested by NBAI

                           Monthly/Quarterly Services

         BNY shall provide the following services on a monthly or quarterly basis, within such timeframe as may be mutually agreed upon by BNY, Reserves and
NBAI:

1.  Submission of Monthly Accounting Reports as mutually agreed upon

2.  Reconcile Asset Listing to Custodian Asset Listing

3.  Provide Monthly Analysis and Reconciliation of Trial Balance Accounts

4.  Prepare Documentation Supporting the Preparation of:

    o  SEC yield reporting
    o  Income by state reporting
    o Standard Industry Code Valuation Report (please provide NBAI's industry code classifications/is there a standard for all funds)
    o  Alternative Minimum Tax Income segregation schedule

5.  Provide Upon Request Broker Commission and Net Trade Reports

                  Annual (and Semi-Annual) Accounting Services

         BNY shall provide the following services on an annual and semi-annual basis:

1. Supply auditors InvestOne reports supporting securities and shareholder transactions, income and expense accruals, etc. during the year in accordance with standard audit assistance requirements

2. Provide NBAI with information to assist NBAI in the preparation of NSAR filings

                               Other Core Services

       BNY shall provide the following services:

    o Accrete discounts and amortize premiums to put and call events as directed by NBAI and in a manner acceptable under generally accepted accounting principles
    o  Process principal repayments on mortgage backed securities
    o  Update variable securities with current rates
    o Process corporate action events through a primary vender feed, and monitor results via Reuters, Bloomberg, or other available sources as the parties may agree
    o Perform automated portfolio pricing with a second vendor as requested by NBAI
    o Produce documents and respond to inquiries during account and SEC examinations

       Money Market Funds: Prepare daily mark to market reports and analysis in compliance with Rule 2a-7 including:

    o  Calculating the daily portfolio weighted average maturity

    o Report portfolio diversification based on trade/security information provided by NBAI by: Country, State, Tier, Liquidity, Asset Backed Securities, Industry, Letter of Credit

    o Listing percentage of portfolio maturing in specified intervals (i.e., number of days)

    o  Providing issuer and guarantor diversification exception reporting

       International Funds: BNY shall provide the following services:

    o  Report in base and local currency

    o  Processing of tax liability on foreign income subject to approval of NBAI

    o  Daily variance analysis performed on FX rates for security position held

    o  Produce automated bifurcation reporting in compliance with IRC Section
       988

    o  Mark to market security receivables and payables on a daily basis

    o  Determine portfolio exposure by country and currency

       In addition to the above, BNY will provide additional support as agreed upon from time to time (i.e., financial statement production).

                                  SCHEDULE III

                       SERVICE LEVEL PERFORMANCE STANDARDS

------------------------------------------------------------ ---------------------------------------------------------------
                          Service                                                       Standard
------------------------------------------------------------ ---------------------------------------------------------------
1.       Daily Cash Availability                             |_|      100% accuracy and delivery by 9:00 a.m. EST for
                                                                      Money Market Funds and 9:30 a.m. EST for all
                                                                      others

                                                             |_|      Compensation for uninvested cash at Nations Cash
                                                                      Reserves' mill rate
------------------------------------------------------------ ---------------------------------------------------------------
2.       Calculation of daily NAVs                           |_|      100% accuracy by 5:00 p.m. EST including pricing,
                                                                      expense accruals, cash activity, manual entries,
                                                                      S/H activity.  Delivery by 5:45 p.m. EST
------------------------------------------------------------ ---------------------------------------------------------------
3.       Review of daily NAVs                                |_|      100% review by 5:30 p.m. EST

                                                                      |_|   Review of NAV components for reasonableness including
                                                                            analysis of the change in the NAV and the change in
                                                                            mill rates.

                                                                      |_|   Review of price variance report

                                                                      |_|   Review of manual proof

------------------------------------------------------------ ---------------------------------------------------------------
4.       NASDAQ Reporting                                    |_|      100% accuracy and communication by 5:45 p.m. EST
------------------------------------------------------------ ---------------------------------------------------------------
5.       Daily Pricing and Rate Report (DPRR)                |_|      100% accuracy in nightly transmission of DPRRs

                                                                      |_|   Money Market Funds-5:30 p.m. EST

                                                                      |_|   All other funds- 6:00 p.m. EST

------------------------------------------------------------ ---------------------------------------------------------------
6.       FundStation Report (SubM)                           |_|      100% accuracy and nightly transmission by 7:00 p.m.
                                                                      EST
------------------------------------------------------------ ---------------------------------------------------------------
7.       Processing of trade tickets                         |_|      100% accuracy and processed by T+1 if received by
                                                                      the following cut-off times:

                                                                      |_|   All Funds (except International) - 10:00 am (T+1)

                                                                      |_|   International - 12:00 p.m. (T+1)

                                                                      |_|   Same day settlements - 1:30 p.m.
------------------------------------------------------------ ---------------------------------------------------------------




                                         III-1

------------------------------------------------------------ ---------------------------------------------------------------
                          Service                                                       Standard
------------------------------------------------------------ ---------------------------------------------------------------
8.       Problem Resolution (general)                        |_|      NAV impact analysis within 1 day

                                                             |_|      Clear and timely communication of 100% of issues

                                                             |_|      Ongoing Tracking
------------------------------------------------------------ ---------------------------------------------------------------
9.       Cash reconciliations                                |_|      Performed daily and sent daily to NBAI (Money Market
                                                                      Funds) and sent weekly to NBAI (all other funds)

                                                             |_|      Issues communicated to NBAI same day

                                                             |_|      Outstanding items addressed within 1 business day
------------------------------------------------------------ ---------------------------------------------------------------
10.      Position Reconciliations                            |_|      Performed daily and sent weekly to NBAI

                                                             |_|      Issues communicated to NBAI same day

                                                             |_|      Open issues addressed within 2 business days
------------------------------------------------------------ ---------------------------------------------------------------
11.      Tax reporting

         |_|      Federal, state, tax returns                |_|      Tax provision package prepared within time
                                                                      parameters as set by NBAI/Independent tax
         |_|      Tax provision packages including
                  Sub-M and excise personnel (PWC)
                  tax amounts/ distributions
                                                             |_|      Estimates of tax requirements prepared as required
         |_|      Identification of all book/tax
                  differences by NBAI for proper
                  tax planning

         |_|      Capital gain estimate preparations
------------------------------------------------------------ ---------------------------------------------------------------
12.      Statistical Reports                                 |_|      Filed within the time parameters as set forth by
                                                                      each statistical service
------------------------------------------------------------ ---------------------------------------------------------------
13.      Expense accruals/payments                           |_|      Payments made on the business day written
                                                                      instructions from an authorized signator received

                                                             |_|      Expense accruals made with 100% accuracy based upon
                                                                      written instructions from NBAI
------------------------------------------------------------ ---------------------------------------------------------------
14.      Management Reports                                  |_|      Provided to NBAI within 10 business
------------------------------------------------------------ ---------------------------------------------------------------


                                      III-2

------------------------------------------------------------ ---------------------------------------------------------------
                          Service                                                       Standard
------------------------------------------------------------ ---------------------------------------------------------------
                                                                      days of month end
------------------------------------------------------------ ---------------------------------------------------------------
15.      Year end tax reports                                |_|      Provided to NBAI within the time frame agreed to
------------------------------------------------------------ ---------------------------------------------------------------
16.      Annual/Semi-Annual Reports                          |_|      Provide Trial Balance within 5 business days after
                                                                      annual/semi-annual period

                                                             |_|      Provide additional financial statement support as
                                                                      agreed to
------------------------------------------------------------ ---------------------------------------------------------------
17.      Daily Reports                                       |_|      To be provided on the following day

                                                             |_|      Provide detailed portfolio valuation

                                                             |_|      Trial Balance
------------------------------------------------------------ ---------------------------------------------------------------
18.      Daily Cash Sweep                                    |_|      100% accuracy and communication by 2:00 p.m. EST

                                                             |_|      Nations Cash Reserves

                                                             |_|      AIM

                                                             |_|      Nuveen
------------------------------------------------------------ ---------------------------------------------------------------
19.      Post Dividends / Corporate Actions                  |_|      100% accuracy and posted on effective date
------------------------------------------------------------ ---------------------------------------------------------------
20.      Monthly Reconciliations                             |_|      Complete reconciliations within 10 business days
------------------------------------------------------------ ---------------------------------------------------------------
21.      Reporting to Sub-Advisors                           |_|      Provide nightly and other periodic reporting to
                                                                      Nations Funds Sub-Advisors
------------------------------------------------------------ ---------------------------------------------------------------
22.      Compliance                                          |_|      Provide compliance reports as requested by NBAI
------------------------------------------------------------ ---------------------------------------------------------------


                                      III-3

                                   SCHEDULE IV
                                   (Attached)

                                   SCHEDULE V

All Database Companies                  Quarterly List
----------------------                  --------------

AMG Data Services                       Lipper
Barron's                                Morningstar
Bloomberg                               CDA Wiesenberger
CDA Wiesenberger                        Investment Company Institute
Commerce Clearing House (CCH)           S&P Micropal
Forbes                                  Institute for Economic Research
Institute for Economic Research         Value Line
Interactive Data Services               Media General Financial Services
Investment Company Institute            LCG Associates
LCG Associates                          Closed End Fund Digest (Closed End Only)
Lipper                                  Lipper - International (Closed End Only)
Media General
Moody's Investors Service
Morningstar
S&P Micropal
Strategic Insights
Value Line

                                   SCHEDULE VI

                               Conversion Schedule

---------------------------------------- -------------------------------------- --------------------------------------
           Fund Type                            Number of Funds                         No Later Than
---------------------------------------- -------------------------------------- --------------------------------------
Money Market Funds                                      9 Funds                               12/1/98
---------------------------------------- -------------------------------------- --------------------------------------
Variable Annuity Funds                                  8 Funds                               12/31/98
---------------------------------------- -------------------------------------- --------------------------------------
International Funds:                                    8 Funds                               12/31/98
   -  Global Government
   -  Emerging Markets
   -  Pacific Growth
   -  International Equity
   -  International Growth
   -  International Value
   -  2 Marsico Funds
---------------------------------------- -------------------------------------- --------------------------------------
All Remaining Funds                                    44 Funds                               2/15/99
---------------------------------------- -------------------------------------- --------------------------------------

                                      VI-1